EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Alternate Energy Corporation (the "Company"), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended June 31, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2008		Alternate Energy Corp.

	By:	/s/ Blaine Froats
Blaine Froats
Chief Executive Officer

Date: November 13, 2008		Alternate Energy Corp.

	By:	/s/ Jack Wasserman
Jack Wasserman
Treasurer and Principal Accounting Officer

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